INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant  / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              MELVILLE CORPORATION
- ------------------------------------------------------------------------------
                    (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              MELVILLE CORPORATION
- ------------------------------------------------------------------------------
                       (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
              14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
              14a-6(i)(2).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
              and 0-11.

                                  MELVILLE CORPORATION
                            One Theall Road, Rye, N.Y. 10580

                                    ----------------

                        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                    ----------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of MELVILLE CORPORATION, a New York corporation (the "Corporation") will be held at the offices of the Corporation, One Theall Road, Rye, New York 10580 on Tuesday, April 12, 1994, at 10:00 A.M., New York time, for the following purposes:

     1. To elect fourteen directors to hold office for the term expiring in April 1995;

     2. To consider and vote upon the adoption of the Profit Incentive Plan of Melville Corporation; and

     3. To consider and transact such other business as may properly come before the meeting, and any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 1, 1994 will be entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

                          By order of the Board of Directors.


                                              MELVILLE CORPORATION



                                               ARTHUR V. RICHARDS
                                          Vice President and Secretary

Dated: March 14, 1994

                                     --------------

                                    PROXY STATEMENT

                                    ---------------

     This Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the enclosed Proxy, and the 1993 Annual Report are first being mailed to the shareholders of Melville Corporation on or about March 14, 1994.

                             Item 1--ELECTION OF DIRECTORS

     Fourteen directors of the Corporation are to be elected at the annual meeting of shareholders in 1994, for terms expiring in 1995. The persons named as proxies in the enclosed Proxy have advised the Corporation that the shares represented are to be voted at this annual meeting pursuant to the Proxy for the nominees for election as directors. The persons named as proxies have also advised the Corporation that it is their present intention, if any of said nominees shall unexpectedly become unavailable, to vote for the election of any person substituted by the management for any of said nominees.

     The Board of Directors recommends that shareholders vote FOR all nominees.

     The names, ages, shareholdings and principal occupations for the past five years of the nominees for election at this meeting, and the names of public companies of which they are presently serving as directors, are set forth below:

                                                                First        Ownership of        Percent
                                                               Became        Corporation's         of
 Name                                               Age       Director         Stock (1)          Class
 ----                                              ----       --------       ------------         -----
HYMAN L. BATTLE, JR.                                69         1975          14,000 Common          *
  Of Counsel to, and prior to January 1, 1989,                                Shares (2)
  a partner of, the law firm of Battle Fowler,
  New York, NY

ALLAN J. BLOOSTEIN                                  64         1989          6,500 Common           *
  Consultant in both retail and consumer goods                                Shares (2)
  marketing; Director of Crystal Brands, Inc.,
  and Taubman Centers Inc.; Trustee or
  Director of various Smith Barney Shearson
  investment portfolios

JOHN J. CREEDON                                     69         1982          8,000 Common          *
  Retired President and Chief Executive Officer of                           Shares (2) (3)
  Metropolitan Life Insurance Company, a personal
  and group multiline insurance company, New
  York, NY; member of the Executive
  Committee of the Corporation; Director of
  Metropolitan Life Insurance Company,
  NYNEX Corporation, Rockwell Corporation,
  Sonat Inc., Praxair Inc. and Union Carbide
  Corporation

STANLEY P. GOLDSTEIN                                59         1984         454,011 Common         *
  Chairman of the Board and Chief Executive                               Shares (2)(4)(5)(6)
  Officer and a member of the Executive Committee
  of the Corporation; prior to January 1, 1994,
  also President of the Corporation; Director of
  NYNEX Corporation

ROBERT D. HUTH                                      48         1988         148,479 Common          *
  Executive Vice President and Chief                                      Shares (2) (4) (5)
  Financial Officer of the Corporation

                                                                First        Ownership of        Percent
                                                               Became        Corporation's         of
 Name                                                 Age     Director         Stock (1)          Class
 ----                                                ----     --------      --------------       -------

MICHAEL H. JORDAN                                     57       1986          6,400 Common           *
  Chairman of the Board and Chief Executive Officer                           Shares (2)
  of Westinghouse Electric Corporation, a diversified
  global technology based corporation; from August,
  1992 to June, 1993, Principal of Clayton Dubilier
  & Rice, Inc., a private investment firm; prior to
  August, 1992, Chairman and Chief Executive
  Officer of PepsiCo International Food and
  Beverages, a worldwide food products and services
  company, Dallas, TX; member of the Executive
  Committee of the Corporation; Director of Aetna
  Life & Casualty Company, Dell Computer,
  Nukote, Inc. and Rhone-Poulenc Rorer Inc.

WILLIAM H. JOYCE                                      58        **           1,000 Common           *
  President, Chief Operating Officer and Director of                            Shares
  Union Carbide Corporation, a commodity
  chemical company, Danbury, CT; from
  December, 1991, to January, 1993, Executive
  Vice President and since August, 1992,
  Director of Union Carbide Corporation; from
  October, 1990 to December, 1991, Vice President
  of Union Carbide Corporation; from September,
  1985 to October, 1990, President of the Polyolefins
  Division of Union Carbide Corporation

Terry R. Lautenbach                                   55       1991          4,500 Common           *
  Retired Senior Vice President of IBM Corporation,                           Shares (2)
  a multinational advanced information technology
  company, Armonk, NY; Director of Air Products
  Corp., Varian Associates, Inc. and Trustee of
  Loomis-Sayles Mutual Funds

THEODORE LEVITT                                       69       1988          8,000 Common           *
  Edward W. Carter                                                             Shares (2)
  Professor Emeritus of Business
  Administration, Harvard University Graduate School
  of Business Administration; Director of Consolidated
  Natural Gas Co., Landmark Graphics Corp.,
  The Stride Rite Corporation, Sanford C. Bernstein
  Fund, Inc. and Saatchi & Saatchi Company PLC

DONALD F. MCCULLOUGH                                  68       1975          16,960 Common          *
  Chairman Emeritus of Collins & Aikman                                       Shares (2)
  Corporation, a producer of textiles and wall
  coverings, Charlotte, N.C.; Director of Bankers
  Trust New York Corporation and Massachusetts
  Mutual Life Insurance Company

HARVEY ROSENTHAL                                      51       1994         109,463 Common          *
  President and Chief Operating Officer of the                             Shares (2)(4)(5)
  Corporation; prior to January, 1994 Vice
  President of the Corporation and President
  and Chief Executive Officer of the CVS division
  of the Corporation

                                                                First        Ownership of        Percent
                                                               Became        Corporation's         of
 Name                                                 Age     Director         Stock (1)          Class
 ----                                                ----     --------      --------------       -------

IVAN G. SEIDENBERG                                    47       1993          2,000 Common           *
  President, Chief Operating Officer and Vice                                 Shares (2)
  Chairman of the Board of NYNEX Corporation,
  a worldwide communications company, White
  Plains, NY; from April, 1991 to February 1994,
  Vice Chairman, Telecommunications Group,
  NYNEX Corporation; from May, 1990 to
  March, 1991, Executive Vice President, NYNEX
  Corporation and President, NYNEX Worldwide
  Information and Cellular Services Group; from
  1988 to April, 1990, Senior Vice President,
  NYNEX Corporation; Director of NYNEX
  Corporation, NYNEX New York and NYNEX
  New England

PATRICIA CARRY STEWART                                65       1989          6,500 Common           *
  Retired Vice President  of The Edna McConnell                               Shares (2)
  Clark Foundation, a charitable foundation, New
  York, NY; Director of Bankers Trust New York
  Corporation, Borden, Inc. and Continental
  Corporation

M. CABELL WOODWARD, JR.                               65       1982          10,000 Common          *
  Retired Vice Chairman, Chief Financial Officer                              Shares (2)
  and Director of ITT Corporation, a diversified
  multinational corporation, New York, NY;
  member of the Executive Committee of the
  Corporation; Director of Capital Cities/ABC,
  Inc. and The Black & Decker Corporation

All directors and executive officers as a group                           1,545,275 Common        1.45%
  (31 persons)                                                             Shares (2 through 6)

- -------------
 *   Less than 1%.

**   Standing for election as a director for the first time.

(1) Unless otherwise indicated, ownership means sole voting and investment power. The number of shares and other information indicated in this table and, unless otherwise indicated, throughout this Proxy Statement, are as of March 1, 1994.

(2) The following shares of Common Stock included above for the indicated persons and group are not presently owned, but were subject to options which were outstanding on March 1, 1994 and were exercisable within 60 days thereafter: Mr. Goldstein, 280,000; Mr. Huth, 134,000; Mr. Rosenthal, 98,000; each of Messrs. Battle, Bloostein, Creedon, Jordan, Levitt, McCullough, Woodward and Ms. Stewart, 6,000; Mr. Lautenbach, 4,000; Mr. Seidenberg, 2,000; directors and executive officers as a group, (31 persons) 1,219,650.

(3) Of the shares shown opposite Mr. Creedon's name 1,600 shares of Common Stock are owned of record by The John J. Creedon Foundation, a non-profit charitable foundation, of which he is President and a director and shares voting and investment power. Mr.Creedon disclaims beneficial ownership of all the shares of Common Stock owned by this foundation.

(4) The following shares of Common Stock included above for the indicated persons and group were granted under the Corporation's Omnibus Stock Incentive Plan and although no longer subject to performance standards since the one year performance period for these awards has expired, are subject to certain restrictions as to continued employment and transfer of such shares as provided in the plan: Mr. Goldstein, 4,683; Mr. Huth, 2,328; Mr. Rosenthal, 2,953; executive officers as a group (20 persons) 22,040.

(5) The Melville Corporation and Subsidiaries Employee Stock Ownership Plan (the "ESOP"), established in 1989, held as of March 1, 1994, 6,498,514 shares of the Corporation's Series One ESOP Convertible Preference Stock. The Bank of New York, the trustee of the ESOP, will vote shares held by the ESOP in proportion to instructions received from plan participants. As of December 31, 1993, the last date on which an allocation was made, Messrs. Goldstein, Huth and Rosenthal have each been allocated 482 shares; and all executive officers as a group (20 persons) have been allocated 7,653 shares. These amounts have not been included in the above table.

(6) Of the shares shown opposite Mr. Goldstein's name, 9,434 shares are owned of record by a non-profit charitable foundation of which he is President and shares voting and investment power and 20,000 shares are owned by Mr. Goldstein's wife. Mr. Goldstein disclaims beneficial ownership of all such shares.

     The Corporation is not aware of any person who owned beneficially more than 5% of the outstanding voting securities of the Corporation as of December 31, 1993, except as shown in the following table:


                                                                                No. of            Percent
    Title of Class                   Name and Address of Beneficial Owner       Shares           of Class*
    --------------                   ------------------------------------       ------           ---------
Common Stock. . . . . . . . . .      Invesco Capital                           8,636,109          8.20%
                                      Management, Inc.
                                      1315 Peachtree St.,
                                      N.E. Suite 500
                                      Altanta, GA 30309
Common Stock. . . . . . . . . .      J.P. Morgan & Co., Inc.                   8,148,014          7.73%
                                      60 Wall Street
                                      New York, NY 10260
Common Stock. . . . . . . . . .      The Capital Group, Inc.                   6,082,220          5.77%
                                      333 South Hope Street
                                      Los Angeles, CA 90071
Series One ESOP
Convertible Preference
 Stock. . . . . . . . . . . . .      Melville Corporation and Subsidiaries     6,498,514           100%
                                      Employee  Stock Ownership Plan Trust
                                      c/o Bank of New York, as Trustee
                                      48 Wall Street
                                      New York, NY 10005


* Based on all outstanding shares of Common Stock and Series One ESOP Convertible Preference Stock as of March 1, 1994, the percent of voting securities owned by Invesco Capital Management, Inc., J. P. Morgan & Co. Inc., The Capital Group, Inc., and the ESOP Trust are 7.72%, 7.28%, 5.44% and 5.81%, respectively.

     Invesco Capital Management, Inc. ("Invesco") filed on February 10, 1994 a statement with the Securities and Exchange Commission (the "SEC") on Schedule 13G under the Securities Exchange Act of 1934, as the parent holding company in accordance with Rule 13d--1(b)(ii)(G) of such Act, disclosing beneficial ownership of greater than 5% of the Corporation's Common Stock (8,636,109 shares). According to the statement, Invesco and/or subsidiaries have shared voting power, and shared dispositive power over all shares, and Invesco has certified that all of these shares were acquired in the ordinary course of business, and not for the purpose of changing or influencing the control of the Corporation.

     On February 15, 1994, the Corporation received a copy of a Schedule 13G that was filed with the SEC on behalf of J. P. Morgan & Co., Incorporated ("Morgan"). Such statement disclosed that as of December 31, 1993, Morgan exercised sole and/or shared voting and dispositive power over various accounts which held in the aggregate more than 5% of the Corporation's Common Stock (8,148,014 shares). According to the statement, Morgan has sole voting power over 4,419,025 shares of the Corporation's Common Stock, shared voting power over 422,199 shares of the Corporation's Common Stock, sole dispositive power over 7,659,105 shares of the Corporation's Common Stock and shared dispositive power over 483,599 shares of the Corporation's Common Stock. Morgan has certified that all shares were acquired in the ordinary course of business and not for the purpose of or to effect a change or influence the control of the Corporation.

     A Schedule 13G dated February 11, 1994 was filed with the SEC on behalf of certain operating subsidiaries of The Capital Group, Inc. ("Capital Group"). Such statement disclosed that as of December 31, 1993, Capital Group exercised investment discretion over various institutional accounts which held in the aggregate greater than 5% of the Corporation's Common Stock (6,082,220 shares). Capital Guardian Trust Company, a bank, and one of such operating subsidiaries, exercised investment discretion over 952,120 of said shares. Capital Research and Management Company, a registered investment adviser, and Capital International, S.A., an operating subsidiary, had investment discretion with respect to 5,090,100 and 40,000 shares, respectively, of the Corporation's Common Stock. Capital Group has certified that all of these shares were acquired and are held solely for investment purposes in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation.

     Each participant in the Melville Corporation and Subsidiaries Employee Stock Ownership Plan ("ESOP") instructs the Trustee of the ESOP how to vote his or her shares. As to unallocated shares and shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all of the shares with respect to which it has received timely voting instructions. As of the date hereof, each share of Series One ESOP Convertible Preference Stock is entitled to one vote per share on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as a single class.


                                 EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is comprised of four independent, non-employee Directors. The Compensation Committee has prepared the following report on the executive compensation program, in which executives named in the Summary Compensation Table participate, which addresses the specific decisions made with respect to 1993 compensation.

     Compensation Policies. The Compensation Committee has established several important policies as a framework for the compensation program in which the Corporation's executives participate. The compensation program is designed to motivate key executives to achieve business objectives, reward them for their achievement and align their interests with the long-term interests of shareholders. The compensation program is also designed to provide compensation opportunities which are comparable in the aggregate to those offered by peer companies in the retail industry, allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's success.

     In 1993, the Committee compared the salary and other compensation awards of the executives named in the Summary Compensation Table to retail industry standards. This comparison included cash compensation levels reported for senior executives of 12 specific retailers with sales ranging from approximately $3 billion to $20 billion. The comparison also included a review of compensation levels reported for positions with similar responsibilities in published surveys which included approximately 50 companies in the retail industry. The Compensation Committee believes that the best references for assessing executive compensation levels are similarly sized retailers. Therefore eleven of the companies included in the S&P Retail Composite in the performance graph (and seven of the companies in the peer group) included in this proxy statement were used in the compensation comparison. Twenty-five of the companies in the S&P Retail Composite (and five of the companies in the peer group) were not used because their revenues were substantially larger or smaller than the revenues of the Corporation or the scope of their operations were more limited. In 1993, executive compensation levels at the Corporation corresponded to the median range of compensation paid by these comparable companies.

     Compensation in 1993 for the Corporation's executives, including those named in the Summary Compensation Table, was comprised of base salary, cash bonuses under a profit incentive plan, stock options and performance-based restricted stock.

     Base Salary. The Committee reviews base salaries annually. In 1993, the Chief Executive Officer's base salary was increased by 4.3% to $1,050,000 which equaled the average salary increase approved for all executives of the Corporation. Two corporate performance factors were considered by the Compensation Committee when it approved this salary increase, although formal weightings were not ascribed to these factors. First, 1992 net earnings, excluding special one-time expenses relating to the restructuring of operations in 1992, increased by approximately 10% over the prior year. Secondly, 1992 consolidated net sales increased 5.5% to a record of $10.4 billion.

     Profit Incentive Plan. The profit incentive plan is a cash incentive or bonus program that rewards employees based on performance relative to predetermined objectives established for the year. Awards to executives named in the Summary Compensation Table, as well as awards to other participants with corporate responsibilities, depend solely on achievement of the annual budget for the Corporation, measured by consolidated earnings before Federal income taxes. For participants with division responsibilities, achievement of division profit budgets and individual performance determine the awards earned.

     The award paid to each participant if earnings equal 100% of the annual budget is known as the "Normal Award". Normal Awards range up to a maximum of 46% of base salary for the Chief Executive Officer (such percentage was determined by taking into account total compensation packages at comparable companies) and scale down depending on position responsibilities. The incentive plan provides for larger awards, up to a maximum award of 200% of the Normal Award, if earnings exceed budget and smaller or no awards if earnings are below budget, according to a predetermined performance scale.

     For 1993, the award made to Mr. Goldstein equaled 27% of salary, less than his Normal Award of 46% of salary, because corporate earnings were below 100% of budget but above the minimum threshold level. Awards earned by other corporate executives were similarly reduced.

     Stock Options. Annual grants of stock options allow executives to participate in creating shareholder value and to accumulate an equity interest in the Corporation, thereby aligning the interests of executives with the interests of shareholders. The exercise price of stock options equals 100% of the fair market value of a share of the Corporation's Common Stock on the date the stock options are granted. Options vest in one year and the term of each option is ten years. Reflecting competitive pay practices, guidelines for option grants are set by dividing fixed percentages of base salary, which vary by position level, by the option exercise price. In determining the actual number of options granted to executives, the Committee does not follow a fixed formula. In general it takes into account corporate performance factors including earnings before Federal income taxes (which indirectly takes into account other corporate performance factors such as earnings per share and return on beginning stockholders equity) and has the discretion to increase or decrease these guidelines. Options to purchase 30,000 shares of the Corporation's Common Stock at an exercise price of $45.00 were granted to Mr. Goldstein in 1993. The number of shares granted was determined in October 1993 based on the guidelines for option grants which for the Chief Executive Officer was 160% of base salary, and then adjusted downward for Mr. Goldstein and the other executive officers named in the "Summary Compensation Table", based on projected corporate performance for 1993 including earnings before Federal income taxes.

     Performance-Based Restricted Stock. In 1993, rather than grant performance shares or restricted stock as was the practice in prior years, the Committee approved grants of performance-based restricted stock. The purpose of these awards was to further motivate executives to achieve business objectives and align their interests with that of shareholders.

     The number of shares of performance-based restricted stock awarded (which are determined based on competitive pay practices) was determined by dividing fixed percentages of salary, which vary by position, by the stock price on the date of grant. The actual number of restricted shares that may be earned by executives depends on the Corporation's return on net assets against budget. Once the restricted shares are earned, they remain restricted until the third anniversary from the date of grant. During the restriction period, executives may not sell, assign, bequeath, transfer, pledge or otherwise dispose of the shares. If an executive leaves the employ of the Corporation before the restrictions lapse, except for termination due to death, disability or retirement, the shares are forfeited.

     For corporate participants, including executives named in the Summary Compensation Table, if the Corporation's actual return on net assets falls below a minimum threshold percentage of budget, the right to receive the entire number of shares granted is forfeited. If actual return on net assets equals 100% of budget, 100% of shares are earned. For actual return on net assets which equals or exceeds the minimum threshold of budget, between 25% to a maximum of 200% of the shares awarded may be earned depending on the percentage of budget achieved. For participants with division responsibilities, return on net assets for the division is measured against division budgets.

     An award of 6,964 shares of performance-based restricted stock was approved by the Committee for Mr. Goldstein in 1993. Since the Corporation's actual return on net assets was below 100% of budget in 1993 but above the minimum level, the actual number of shares earned by Mr. Goldstein for 1993 was reduced by 2,281 shares to 4,683 shares. These shares are restricted until the third anniversary from the date of grant which is in 1995. Awards earned by other corporate participants were similarly reduced.

     Performance Shares. As stated above, no performance shares were awarded in 1993. However, the performance period for shares awarded in 1991 ended on December 31, 1993. In 1991 Mr. Goldstein was awarded 14,195 performance shares, representing a contingent number of shares of Common Stock. Based on results during the three year performance period with respect to earnings per share growth and return on equity, Mr. Goldstein's actual award was 5,536 shares of Common Stock.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, which took effect January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and other executive officers named below in the "Summary Compensation Table." Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants, performance-based restricted stock awards and annual profit incentive awards) in a manner that complies with the new rules.

                                                  Compensation Committee Members

                                                  Donald F. McCullough--Chairman
                                                  Allan J. Bloostein
                                                  Frank Melville
                                                  M. Cabell Woodward, Jr.


                               SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation awarded to, earned by or paid to the four named key policy-making officers for all services rendered to the Corporation and subsidiaries during 1993 or for each of the Corporation's last three fiscal years.


                                                                                  Long Term Compensation
                                                                           -----------------------------------
                                                  Annual Compensation                Awards            Payouts
                                            ------------------------------ --------------------------- -------
                                                                            Restricted                  LTIP      All Other
                                                                           Stock Awards    Options/    Payouts  Compensation
Name and Principal Position (1)       Year      Salary ($)     Bonus ($)     ($) (2)      # of Shares  ($)(3)     ($) (4)
- -------------------------------       ----      ----------     ---------   ------------   ----------- --------  -------------
Stanley P. Goldstein                  1993       1,050,000     285,000        192,893       30,000     228,028     6,338
 Chairman of the Board                1992       1,007,000     426,000              0       36,000                 6,751
 Chief Executive Officer and          1991         977,000     320,000              0       36,000
 Director of the Corporation

Michael A. Friedheim                  1993         640,000     158,600         99,309       14,000      65,121    10,835
 Executive Vice President and         1992         640,000     247,000              0       21,000                11,115
 Director of the Corporation          1991         620,000     183,800              0       21,000

Robert D. Huth                        1993         620,000     153,600         95,890       18,000      65,121    10,835
 Executive Vice President,            1992         590,000     228,000              0       23,000                11,115
 Chief Financial Officer and          1991         560,000     166,000              0       21,000
 Director of the Corporation

Jerald S. Politzer                    1993         600,000     148,700         93,007       16,000      65,121    10,835
 Executive Vice President and         1992         565,000     218,000              0       21,000                 8,933
 Director of the Corporation          1991         537,500     153,000              0       21,000

- ---------------
(1) During 1993 the Corporation had only four key policy-making executive officers including the Chief Executive Officer.

(2) Beginning in 1993 grants of restricted stock were contingent upon meeting one year performance objectives and to a three year holding period from date of grant. All restricted stock disclosed in this table and currently outstanding is as a result of the 1993 award of performance-based restricted stock. Based on the number of restricted stock earned, dividends are paid on this restricted stock at the same rate as paid to all shareholders from the date of the contingent award. As of December 31, 1993, Mr. Goldstein had a right to receive, in the aggregate, 4,683 restricted shares having a market value on December 31, 1993 of $192,893, Mr. Friedheim had a right to receive, in the aggregate, 2,411 restricted shares having a market value on December 31, 1993 of $99,309, Mr. Huth had a right to receive, in the aggregate, 2,328 restricted shares having a market value on December 31, 1993 of $95,890 and Mr. Politzer had a right to receive 2,258 restricted shares having a market value on December 31, 1993 of $93,007.

(3) Represents performance shares granted for the 1991-93 performance cycle based on the market value on December 31, 1993 of $41.19. These units were earned at the end of the three year performance cycle based on pre-established financial performance objectives with respect to earnings per share growth and return on equity.

                                              (footnotes continued on next page)

(4)  For 1993, includes $1,621, $6,118, $6,118, and $6,118 contributed under the Corporation's 401K Profit Sharing Plan for Mr. Goldstein, Mr. Friedheim, Mr. Huth and Mr. Politzer, respectively and 88.25 ESOP shares based on an assumed market value of $53.45 per share (total value of $4,717) contributed under the Corporation's ESOP for each of these named executives. For 1992, includes $2,174, $6,538, $6,538 and $4,356 contributed under the Corporation's 401K Profit Sharing Plan for Mr. Goldstein, Mr. Friedheim, Mr. Huth and Mr. Politzer, respectively, and
     85.63 ESOP shares based on an assumed market value of $53.45 per share (total value of $4,577) contributed for each of these named executives.


                      OPTION GRANTS IN FISCAL YEAR ENDING 12/31/93

     The following table summarizes activity relating to stock options awarded to the four named key policy-making executive officers in the last fiscal year.

                                                                                        Present Value(2)
                                                     Individual Grants                    On Grant Date
                                      -----------------------------------------------    ----------------
                                                  Percentage
                                                   of Total
                                                    Options
                                                  Granted to
                                      No. of       Employees   Exercise
                                      Options      in Fiscal     Price     Expiration
       Name                           Granted        Year      ($/Sh)(1)      Date          Value ($)
- ------------------------------------  --------    --------     ----------  ----------     ---------------
Stanley P. Goldstein . . . . . . .     30,000        4.4%        45.00     10/13/03          308,400
Michael A. Friedheim . . . . . . .     14,000        2.1%        45.00     10/13/03          143,920
Robert D. Huth. .  . . . . . . . .     18,000        2.6%        45.00     10/13/03          185,040
Jerald S. Politzer . . . . . . . .     16,000        2.3%        45.00     10/13/03          164,480

- -----------------
(1) These options are exercisable on October 13, 1994, one year after the date of grant and were awarded at fair market value on the date of grant.

(2) Calculated using the Black--Scholes option pricing model. The
    Black--Scholes option value for 1993 grants is $10.28 per share and was determined based on the following: The present value on grant date is derived from applying the Black-Scholes option pricing model to the 1993 stock option grants made by the Corporation. The Black-Scholes model requires six inputs: (1) the option exercise price is $45.00; (2) the fair market value of the stock under option at the time of the grant is also $45.00; (3) the dividend yield is 3.38%, which equals dividends in the amount of $1.52 paid to shareholders during the year prior to the date of grant of the option divided by the stock price of $45.00; (4) the option term is 10 years; (5) the volatility of the stock is 17.9%, based on an analysis of weekly closing stock prices and dividends paid during the one-year period prior to the grant of the options; and (6) the assumed risk-free rate of interest of 5.59%, equivalent to the 10 year treasury yield at the time of grant of the options. No other discounts or any other restrictions related to vesting or the likelihood of vesting were applied.


               AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDING 12/31/93
                               AND YEAR-END OPTION VALUES

     The following table summarizes stock option exercise activity for the four named key policy-making officers during the last fiscal year and the fiscal year end values of unexercised options.

                                                                                            Value of
                                                                       Number of           Unexercised
                                                                      Unexercised         In-the-Money
                                                                      Options at           Options at
                                                                  Fiscal Year-End(#)   Fiscal Year-End($)
                                                                  ------------------   ------------------
                                 Shares
                                Acquired                              Exercisable/       Exercisable/
       Name                  on Exercise(#)    Value Realized($)      Unexercisable      Unexercisable
- ----------------------------  -------------   ----------------        --------------     -------------
Stanley P. Goldstein . . .        --                  --            280,000/30,000       1,109,450/0
Michael A. Friedheim . . .        --                  --            168,000/14,000         757,720/0
Robert D. Huth. .  . . . .    21,000             187,973            134,000/18,000         179,940/0
Jerald S. Politzer . . . .        --                  --             93,000/16,000          30,187/0

                                                           8

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG
               MELVILLE CORPORATION, S&P 500 INDEX, S&P RETAIL COMPOSITE,
                                  AND OLD PEER GROUP (1)

     (The below table was also depicted as a graph in the printed proxy)

- -------------------------------------------------------------------

                     1988   1989   1990    1991    1992     1993
                     ----   ----   ----    ----    ----     ----
Melville             $100   $124   $120    $131    $161     $128
S&P 500              $100   $132   $127    $166    $179     $195
S&P Retail Composite $100   $128   $128    $203    $238     $229
Old Peer Group       $100   $131   $113    $156    $199     $222
- -------------------------------------------------------------------

- ------------------
(1) This peer group is comprised of the following companies: Dayton Hudson, Edison Brothers, JC Penney, Longs Drug, Merry Go Round, Rite Aid, Sears, TJX, Toys R Us, U.S. Shoe, Walgreen and Woolworth. The S&P Retail Composite has been selected instead of this peer group because it includes all the different categories of retailers with which the Corporation believes it competes. Furthermore, unlike the peer group, the S&P Retail Composite is not unduly weighted by the market capitalization of only a few companies.

     Income Continuation Policy. In January 1987, the Board of Directors adopted, and in May 1988 amended, the Income Continuation Policy for Select Senior Executives of Melville Corporation (the "Income Continuation Policy"), which provides that in the event of a change in control, as defined in the Income Continuation Policy, and subsequent termination of employment by the Corporation other than for cause, or by the executive with good reason (as defined in the Income Continuation Policy), within twenty-four (24) months of a change in control, Messrs. Friedheim, Goldstein, Huth and Politzer will be entitled to receive from the Corporation a single sum payment equal to three
(3) times annual base pay plus their full normal annual incentive compensation award immediately prior to such termination of employment. In addition, upon such a termination of employment, each covered executive will be entitled to remain a participant in all employee welfare benefit plans maintained by the Corporation at the time of such termination of employment for a period of twenty-four (24) months after such termination of employment (or if such participation is not possible under the terms of any such plan, each such executive shall be provided with benefits which are comparable to the coverage provided by such plan). The Income Continuation Policy also provides that in the event of a change in control each covered executive shall be fully vested in all shares previously awarded to the executive under the Corporation's Omnibus Stock Incentive Plan and any successor plan thereto without regard to any restrictions previously imposed under the terms of such plan and entitled to exercise any stock options on the Corporation's Common Stock (whether or not otherwise exercisable). In addition, upon termination of employment each outstanding option shall remain exercisable until the earlier of six (6) months after such termination, provided such exercise does not violate the terms of the plan under which such option was granted, or the expiration of the option period specified in such plan. The Income Continuation Policy also provides that if payments under such policy or the Supplemental Executive Retirement Plan described below, are subject to tax under Section 4999 of the Internal Revenue Code (which deals with certain payments contingent on a change in control), the Corporation will make an additional payment to the covered executive in respect of such tax.

     Supplemental Executive Retirement Plan. In 1981 the Board of Directors adopted, and in May 1988 amended, the Supplemental Executive Retirement Plan for Select Senior Management of Melville Corporation (the "Supplemental Retirement Plan"). The Supplemental Retirement Plan is designed to increase the retirement benefits of selected executive employees with at least fifteen
(15) years of credited service. Under the plan, eligible executives with at least fifteen (15) years of credited service receive upon retirement at or after age sixty (60) an annual benefit equal to 50% of final compensation less any amounts provided by other retirement programs of the Corporation. In the case of retirement on or after age fifty-five (55) but before age sixty (60), a reduced benefit is provided. Except in the event of a change in control (as defined in the plan), no benefits are payable to an eligible executive who terminates employment prior to age fifty-five (55) or prior to completing fifteen (15) years of service. Benefits are generally payable in annual installments for the life of the executive, but other forms of payment of equivalent actuarial value may be elected. In the event of a change in control, eligible executives then covered by the plan whose employment is terminated as described in the Corporation's Income Continuation Policy, are entitled within the following twenty-four (24) month period to receive their benefit in a lump sum payment, the amount of which is reduced if the executive has less then fifteen (15) years of service and/or if the executive is less than age sixty (60), payable at its present value. Assuming continued employment of these individuals until age 55 or 60 and 6% annual increases in existing compensation levels, the table below shows the estimated annual benefit payable.


                                 Age 55           Age 60
                                ---------        ---------
Mr. Goldstein . . . . . . . .   $547,000*        $689,000
Mr. Friedheim . . . . . . . .   $258,000         $729,000
Mr. Huth. . . . . . . . . . .   $300,000         $816,000
Mr. Politzer. . . . . . . . .   $355,000**       $750,000

- --------------
 *   Reflects benefit payable to Mr. Goldstein at age 59, his current age.

** Reflects benefit payable to Mr. Politzer at age 56, upon completion of 15 years of credited service.

                         Item 2--PROPOSED PROFIT INCENTIVE PLAN

     The Corporation has had in effect since 1967 a profit incentive program under which certain employees whose performance can have a substantial impact on divisional or corporate profits are provided with an opportunity to earn compensation related to those profits in addition to their normal salaries. Generally, under new tax rules taking effect in 1994, compensation in excess of $1,000,000 paid to an executive officer appearing in the Summary Compensation Table included in the Corporation's proxy statement will be tax deductible by the Corporation only if it satisfies certain requirements. The principal requirements are that the amount of the compensation be performance-based, be determined by a committee of at least 2 outside directors, and be approved by shareholders or paid pursuant to a plan approved by shareholders. The Corporation's profit incentive program generally satisfies the first two requirements but does not currently satisfy the shareholder approval requirement. In order to enable future payments under the program to the applicable executive officers to comply with the new tax rules, the Board of Directors has adopted and recommends for shareholder approval the Profit Incentive Plan of Melville Corporation (the "Profit Incentive Plan"), pursuant to which profit incentive program payments to corporate executives will be made. The existing profit incentive program in effect for divisional employees will continue in effect and is not being submitted to shareholders for a vote. The material terms of the Profit Incentive Plan are summarized below but such summary is subject to, and qualified in its entirety by, reference to the complete text of the Profit Incentive Plan attached as Exhibit A.

     The Profit Incentive Plan will be administered by the Compensation Committee (the "Committee") of the Corporation's Board of Directors, which is comprised solely of outside disinterested directors. Approximately 175 corporate employees are eligible to be selected by the Committee to receive an award. Awards are expressed as a contingent percentage of base salary ("Normal Awards") and depending on the level of performance attained during the performance period, payment may range from zero to up to 200% of the Normal Award. Awards are payable in cash, less applicable withholding taxes. The performance criteria used to determine the level of payout of awards is a schedule determined by the Committee based on earnings before Federal income taxes of the Corporation and its subsidiaries. However, in no event will any participant receive a payment under the 1994 Plan in respect of any fiscal year in excess of $1,250,000. In limited circumstances, the Committee has the authority to modify the performance standards established for a performance period in light of significant changes in the capital structure of Melville or certain other unusual or nonrecurring events. In addition, the Committee retains the discretion to pay less than the amount otherwise scheduled to be paid under the performance schedule.

     While the benefits to be paid for 1994 and future years have not yet been determined by the Committee, the following table shows the amounts paid to the Corporation's employees for 1993 under the existing profit incentive program.

     Name and Position                                                                   Amount Paid
     -----------------                                                                   -----------
Stanley P. Goldstein, Chairman of the Board, Chief Executive Officer and President. . .  $  285,000
Michael A. Friedheim, Executive Vice President. . . . . . . . . . . . . . . . . . . . .  $  158,600
Robert D. Huth, Executive Vice President. . . . . . . . . . . . . . . . . . . . . . . .  $  153,600
Jerald S. Politzer, Executive Vice President. . . . . . . . . . . . . . . . . . . . . .  $  148,700
All executive officers as a group(including those named above). . . . . . . . . . . . .  $1,788,940
All employees as a group (including the executive officers above) . . . . . . . . . . .  $2,315,470

     The Board of Directors unanimously recommends that shareholders vote FOR the Profit Incentive Plan.

                         RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG Peat Marwick were the Corporation's independent auditors for the year ended December 31, 1993 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the year ending December 31, 1994. A representative of KPMG Peat Marwick is expected to attend the annual meeting of shareholders on April 12, 1994 and will be given the opportunity to make a statement and/or to respond to appropriate questions.


                                   BOARD OF DIRECTORS

Meetings and Committees

     During the 1993 fiscal year, there were seven meetings of the Board of Directors. The Corporation maintains standing Audit, Nominating and Compensation Committees of the Board of Directors. Mr. Jordan attended four of the seven board meetings.

     The Audit Committee held five meetings during the 1993 fiscal year. The duties of the Audit Committee are (i) to consider the adequacy of the accounting and internal control systems, (ii) to oversee the audit function, both independent and internal, (iii) to review annual consolidated financial statements, (iv) to direct and supervise special investigations, (v) to recommend to the Board of Directors the appointment of independent auditors,
(vi) to review non-audit services provided by the independent auditors, (vii) to review conflict of interest policy and compliance procedures and (viii) to report to the Board of Directors from time to time and make such recommendations and observations as it sees fit.

     The members of the Audit Committee are:

        Patricia Carry Stewart, Chairman
        Hyman L. Battle, Jr.
        John J. Creedon
        Terry R. Lautenbach
        M. Cabell Woodward, Jr.

     The Nominating Committee held three meetings during the 1993 fiscal year. The duties of the Nominating Committee are to nominate, in concert with the Chairman of the Board of Directors, any new director for election by the Board of Directors. The Nominating Committee will consider nominees recommended by the shareholders; the Committee, however, does not have any formal procedure to be followed by shareholders in submitting such recommendations.

     The members of the Nominating Committee are:

        John J. Creedon, Chairman
        Allan J. Bloostein
        Theodore Levitt

     The Compensation Committee held three meetings during the 1993 fiscal year. The duties of the Compensation Committee are (i) to review and approve the salaries, bonuses and other compensation of all officers and directors of the Corporation and its subsidiaries and of each executive of the Corporation and its subsidiaries whose base salary is greater than $150,000 per annum,
(ii) to administer the Omnibus Stock Incentive Plan and any outstanding awards under the 1973 and 1987 Stock Option Plans of the Corporation subject to the terms of such plans, and (iii) to administer any profit incentive plans for the benefit of the Corporation and its divisions.

     The members of the Compensation Committee are:

        Donald F. McCullough, Chairman
        Allan J. Bloostein
        Frank Melville*
        M. Cabell Woodward, Jr.

- ----------
* Mr. Melville will be retiring from the Board of Directors as of April 12, 1994.

                                DIRECTOR'S COMPENSATION

     Annual Retainer. Each director who is not an employee of the Corporation receives a retainer of $25,000 per year and a fee of $1,000 for each Board or committee meeting that he or she attends. In addition, each director who is not an employee of the Corporation receives an annual retainer of $2,500 for each committee he or she Chairs.

     1989 Directors Stock Option Plan. On January 11, 1989 the Board of Directors adopted, and on April 11, 1989 the Shareholders approved, a stock option plan designated as the "1989 Directors Stock Option Plan", pursuant to which options for an aggregate of 150,000 shares of the Corporation's Common Stock may be granted to directors who are not employees of the Corporation.

     All directors of the Corporation who at the time of grant are not, and within the one year period immediately preceding such time of grant have not been, an employee of the Corporation or its subsidiaries or otherwise eligible for selection to participate in any plan of the Corporation or its subsidiaries that entitles the participant therein to acquire stock or stock options of the Corporation or its subsidiaries, are eligible ("Eligible Directors") to receive options under the Directors Stock Option Plan at the market price on the date of grant. The nominees for director who are Eligible Directors are Messrs. Battle, Bloostein, Creedon, Jordan, Joyce, Lautenbach, Levitt, McCullough, Seidenberg, Ms. Stewart and Mr. Woodward.

     On January 11 of each calendar year, all Eligible Directors receive an option to purchase 1,000 shares of the Corporation's Common Stock. Notwithstanding the foregoing, any director who became or becomes an Eligible Director after February 24, 1989, was or shall be granted an initial option to purchase 2,000 shares of the Corporation's Common Stock. Each Eligible Director as of January 11, 1993 received an option to purchase 1,000 shares of the Corporation's Common Stock at the then fair market value of such stock, pursuant to the terms of the Directors Stock Option Plan. In July 1993, upon becoming an Eligible Director, Mr. Seidenberg, received an option to purchase 2,000 shares of the Corporation's Common Stock at the then fair market value. Since the adoption of the Directors Plan through March 1, 1994, options to purchase an aggregate of 78,000 shares of Common Stock have been granted at the average exercise price of $43.15 per share.

     Directors Retirement Plan. As of January 1, 1992, the Corporation adopted the Directors Retirement Plan for non-employee directors. Pursuant to this plan non-employee directors who retire at age 65 or older with at least five years of service are eligible to receive retirement benefits equal to the annual retainer paid by the Corporation immediately prior to such directors retirement. For directors with at least ten years of service, such benefit is payable for the life of the director. For directors with more than five but less than ten years of service, such benefit is payable for the lesser of the total number of years of service or life.

     The Directors Stock Option Plan and the Retirement Plan permit the Corporation to compete with other organizations offering similar plans in attracting and retaining the services of persons of exceptional talent who are able to make important contributions to the Corporation by giving directors a direct and long term interest in the Corporation's future success.

     Directors and Officers Liability Insurance. The Corporation has purchased directors and officers liability insurance with a limit of $100,000,000 and pension trust liability insurance with a limit of $50,000,000. This insurance was purchased in layers from National Union Fire Insurance Company of Pittsburgh, PA; Federal Insurance Company of Warren, NJ; CIGNA Insurance Company of Los Angeles, CA; Fidelity & Casualty Company of New York, NY; Athena Assurance Company of St. Paul, MN; and Reliance Insurance Company of Philadelphia, PA. The pension trust liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA. All of the insurance policies expire on June 1, 1994. The aggregate premium for these insurance policies is $816,635 for the directors and officers liability coverage and $119,475 for the pension trust liability coverage. It is expected that the above liability insurance coverages will be renewed or replaced upon expiration of the above policies.

                                     OTHER MATTERS

     Management does not intend to present and has no knowledge that others will present at the annual meeting matters other than those set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented in accordance with their judgment, pursuant to the discretionary authority granted therein.


Voting, Solicitation of Proxies and Shareholder Proposals

     The outstanding voting securities of the Corporation are its shares of Common Stock and its ESOP Preference Stock. Under New York law and the Corporation's Certificate of Incorporation, each share of Common Stock outstanding on the record date is entitled to one vote at the Annual Meeting of Shareholders. Each share of ESOP Preference Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preference Stock could be converted on the record date, which for the 1994 annual meeting is one vote per share. The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes constitutes a quorum. As of March 1, 1994 there were issued and outstanding and entitled to vote 105,351,156 shares of Common Stock and 6,498,514 shares of ESOP Preference Stock.

     The Proxy, if returned properly executed and not subsequently revoked by written notice delivered to the Secretary of the Corporation or in person at the meeting, will be voted in accordance with the choice made by the shareholder. If no instructions are indicated but the Proxy is executed, the Proxy will be voted for the election of all Directors and in favor of Item 2 described in this Proxy Statement.

     Votes are tabulated by the Corporation's transfer agent using the transfer agent's automated system. Under New York law, directors are elected by a plurality of the votes cast at the meeting. The proposal to approve the Profit Incentive Plan requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote at the meeting.

     Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted for such purposes. Broker non-votes, that is, shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters, will be considered to be represented at the meeting but will be considered to be voted only as to those matters actually voted on.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Corporation in connection with the Annual Meeting of Shareholders of the Corporation to be held on April 12, 1994 and any adjournment or adjournments thereof. Only shareholders of record at the close of business on March 1, 1994 will be entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof. Anyone giving a Proxy may revoke it at any time before it is exercised by notifying the Corporation in writing that the Proxy is revoked or by attending and voting in person at the meeting.

     The cost of the solicitation of Proxies will be borne by the Corporation. The Corporation has retained Morrow & Co. to assist it in the solicitation of Proxies for a fee of $6,000 plus out-of- pocket expenses. In addition, solicitations may be made by mail, telephone, telegraph and personal interview, by the directors, officers and regularly engaged employees of the Corporation, without extra compensation.

     Shareholder proposals intended for inclusion in next year's Proxy Statement must be received by the Secretary of the Corporation at One Theall Road, Rye, New York 10580, no later than November 15, 1994.

     If you do not plan to attend the Annual Meeting of Shareholders on April 12, 1994 in person, the management urges that you show your interest in the Corporation's affairs, whether your holdings are large or small, by promptly signing and returning the enclosed Proxy so that your stock may be voted. A postage paid return envelope is provided. The giving of such Proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                              MELVILLE CORPORATION



                                               ARTHUR V. RICHARDS
                                          Vice President and Secretary
Dated: March 14, 1994

                                                                 EXHIBIT A
                                 PROFIT INCENTIVE PLAN
                                           of
                                  MELVILLE CORPORATION

1.   Purpose

     The purpose of the Profit Incentive Plan of Melville Corporation
(the "Plan") is to provide an opportunity for employees of the Corporation to earn additional compensation based on the financial success of the Corporation.

2.   Administration

     The Compensation Committee of the Board of Directors (the "Committee") shall administer the Plan. The Committee may review recommendations made by the Chairman and Chief Executive Officer on participation, award opportunities, performance measures and performance targets, but the Committee shall have final authority to establish all terms and conditions which participants must satisfy to earn awards. The Committee shall settle any disputes about how to interpret the Plan, and such decisions will be final and binding.

3.   Participation

     Corporate employees who are judged to have an impact on the Corporation's performance will be considered for awards. The Chairman and Chief Executive Officer may nominate participants subject to review and approval by the Committee.

4.   Performance Period

     The performance period shall be the Corporation's fiscal year.

5.   Normal Awards

     Potential awards shall be expressed as a contingent percentage of base salary, known as the "Normal Award", which is earned if corporate financial objectives are achieved and individual performance meets expectations.

     The actual size of the incentive pool earned will be determined at the end of each performance period. If corporate financial performance exceeds the objectives, the actual incentive pool earned can be as high as 200% of the Normal Incentive Pool. (The sum of the Normal Awards of participants equals the "Normal Incentive Pool.") If actual results fall below the objectives, the actual incentive pool is reduced and may be as low as zero. In no event may any participant receive an award for a year under which the maximum award value to be paid exceeds $1,250,000.



6.   Corporate Performance Measure

     Incentive awards made to participants will be earned based on Melville Corporation consolidated financial performance. The measure of corporate performance used shall be earnings before Federal income taxes. The Committee may in its discretion adjust the earnings before Federal income taxes results for purposes of this Plan to eliminate the impact of financial performance factors that the Committee determines should not be considered in calculating incentive awards, provided, however, that the Committee shall have no authority to make adjustments hereunder to the extent inconsistent with the applicable requirements of Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder.

7.   Earnings at Varying Levels of Performance

     The size of the actual incentive pool will increase or decrease according to performance scales established by the Committee in its discretion that tie the level of budget achievement to the level of the Normal Incentive Pool. At the budgeted performance level, 100% of the Normal Incentive Pool will be earned. The Committee reserves the right to vary scales or set unique targets for special situations such as turnarounds. The Committee retains the right to modify the performance objectives at the beginning of any year.

8.   Calculation of Results

     As soon as practical after the end of each fiscal year, the size of the incentive pool earned will be calculated by comparing actual results, after any adjustments, to budget and increasing or decreasing the incentive pool based on the applicable performance scale.

9.   Individual Performance

     In the case of persons who are not covered employees within the meaning of Section 162(m) of the Code, the Committee retains the right to increase or decrease actual awards to individual participants to reflect individual performance and contribution. Such adjustments may be based on achieving formal individual objectives or may be made at the discretion of the Committee, provided, however, that no individual's actual award exceeds the maximum of 200% of the Normal Award. In no event can the total of all participants' actual awards exceed the total incentive pool earned under
Section 8.

10.  Payment of Awards

     Once the incentive pool is calculated, awards will be paid in cash as soon thereafter as practical.

11.  Withholding

     The Corporation retains the right to deduct any sums that Federal, state or local tax laws require to be withheld with respect to any payment of awards.

12.  Termination of Employment

     When a participant's employment ceases, the disposition of prior awards depends on the circumstances of termination.

     a. If termination is by reason of death, permanent disability or retirement, then the participant shall receive a pro-rata award. Pro-rata awards are based on the number of full months worked during the year before termination of employment. If the last day worked occurs on or after the 15th of any month, that month will be treated as a full month for purposes of determining a pro-rata award. Awards will be determined based upon the actual results at the end of the performance period.

     b. If termination is for any other reason, then no award(s) will be paid when the last day worked occurs prior to the end of the fiscal year in which the incentive is earned, unless otherwise determined by the Committee.

13.  Transfers and Changes in Responsibilities

     If a participant transfers to a division and participation in the Plan ceases, then any award such participant may be entitled to under the Plan will be pro-rated to the date of such change or transfer and the award will be based upon actual results at the end of the year. Pro-rata awards will be based on the number of full months worked during the year before the date of change or transfer. If the date of change or transfer occurs on or after the 15th of any month, that month will be treated as a full month for purposes of determining the pro-rata award.


14.  Employment Rights

     The Plan does not give a participant any right to continue in the employ of the Corporation or constitute any contract or agreement of employment or interfere in any way with the right of the Corporation to terminate or change the conditions of employment.

15.  Amendment

     This Plan may be amended by the Board of Directors of the Corporation at any time in its sole discretion, provided that shareholder approval of such amendment will be required if necessary to comply with any applicable tax or regulatory rules.

MELVILLE CORPORATION
ONE THEALL ROAD
RYE, NEW YORK 10580                                                      PROXY
- ------------------------------------------------------------------------------

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        MELVILLE CORPORATION (THE "CORPORATION")

The undersigned hereby instructs The Bank of New York, as trustee*, to vote all the shares of Series One Convertible Preference Stock (the "ESOP Stock") of the Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 o'clock A.M., New York Time, on April 12, 1994, at the offices of the Corporation, One Theall Road, Rye, New York 10580, and at any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxy may lawfully do in the premises, and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or adjournments thereof. The undersigned acknowledges receipt of the notice of and proxy statement for said meeting.

THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, AND "FOR" ITEM 2.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR SUCH ITEMS.

* THE BANK OF NEW YORK, AS TRUSTEE HAS APPOINTED CHEMICAL BANK AS AGENT TO TALLY THE VOTES.

THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, AND "FOR" ITEM 2.           /X/  Please mark
TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN BELOW;                                 your votes
NO BOXES NEED TO BE CHECKED.                                                                               as this



                                             --------------
                                             ESOP SHARES
ITEM 1--ELECTION OF DIRECTORS                  H.L. Battle, Jr., A.J. Bloostein, J.J. Creedon, S.P. Goldstein, R.D.
                                               Huth, M.H. Jordan, W.H. Joyce, T.R. Lautenbach, T. Levitt,
FOR All nominees     / /   WITHHOLD   / /      D.F. McCullough, H. Rosenthal, I.G. Seidenberg, P.C. Stewart and M.C.
listed on the right        AUTHORITY           Woodward, Jr.
(except as marked          to vote for
to the contrary on         all nomineess       (Instruction: To withhold authority to vote for any individual nominee,
the right)                 listed on the       print that nominee's name in the space provided below.)
                           right
                                               -----------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
ITEM 2--Approval     FOR   AGAINST    ABSTAIN
of the Profit        / /     / /         / /
Incentive Plan.
- -------------------------------------------------

ITEM 3--In its discretion, The Bank of New York, as trustee, is authorized to vote in accordance with its judgment upon such other business as may properly come before the meeting.


                                                                      THIS PROXY WHEN PROPERLY EXECUTED AND
                                                                      RETURNED, WILL BE VOTED IN THE MANNER
                                                                      DIRECTED HEREIN BY THE UNDERSIGNED
                                                                      SHAREHOLDER. PLEASE SIGN BELOW EXACTLY
                                                                      AS NAME APPEARS ON THIS PROXY.

                                                                      Dated:                           , 1994
                                                                      ---------------------------------------

                                                                      Signature
                                                                      ---------------------------------------

                                                                      This Proxy is solicited on behalf of the
                                                                      Board of Directors. Please mark, sign,
                                                                      date and return this proxy card using
                                                                      the enclosed prepaid envelope. This
                                                                      Proxy must be returned for your shares
                                                                      to be voted at the meeting in accordance
                                                                      with your instructions if you do not
                                                                      plan to attend the meeting. Please
                                                                      indicate any change in address.

MELVILLE CORPORATION
ONE THEALL ROAD
RYE, NEW YORK 10580                                                      PROXY
- ------------------------------------------------------------------------------
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        MELVILLE CORPORATION (THE "CORPORATION")

The undersigned hereby appoints STANLEY P. GOLDSTEIN, DONALD F. McCULLOUGH AND
M. CABELL WOODWARD, JR., and each of them, the undersigned's true and lawful proxies, agents and attorneys, each with full power to act without the others and with full power of substitution and revocation, for and on behalf of the undersigned, to vote all the shares of Common Stock of the Corporation which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 o'clock A.M., New York Time, on April 12, 1994, at the offices of the Corporation, One Theall Road, Rye, New York 10580, and at any adjournment or adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxy may lawfully do in the premises, and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or adjournments thereof. The undersigned acknowledges receipt of the notice of and proxy statement for said meeting.

THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, AND "FOR" ITEM 2.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR SUCH ITEMS.

THE BOARD RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR DIRECTORS IN ITEM 1, AND "FOR" ITEM 2.           /X/  Please mark
TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO                your votes
BE CHECKED.                                                                                                as this



                                           --------------
                                           COMMON SHARES
ITEM 1--ELECTION OF DIRECTORS                  H.L. Battle, Jr., A.J. Bloostein, J.J. Creedon, S.P. Goldstein, R.D.
                                               Huth, M.H. Jordan, W.H. Joyce, T.R. Lautenbach, T. Levitt,
FOR All nominees     / /   WITHHOLD   / /      D.F. McCullough, H. Rosenthal, I.G. Seidenberg, P.C. Stewart and M.C.
listed on the right        AUTHORITY           Woodward, Jr.
(except as marked          to vote for
to th econtrary on         all nomineess       (Instruction: To withhold authority to vote for any individual nominee,
the right)                 listed on the       print that nominee's name in the space provided below.)
                           right
                                               -----------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------
ITEM 2--Approval     FOR   AGAINST    ABSTAIN
of the Profit        / /     / /         / /
Incentive Plan.
- -------------------------------------------------

ITEM 3--In their discretion, the proxies and each of them, are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.


                                                                      THIS PROXY WHEN PROPERLY EXECUTED AND
                                                                      RETURNED, WILL BE VOTED IN THE MANNER
                                                                      DIRECTED HEREIN BY THE UNDERSIGNED
                                                                      SHAREHOLDER. PLEASE SIGN BELOW EXACTLY
                                                                      AS NAME APPEARS ON THIS PROXY.

                                                                      Dated:                           , 1994
                                                                      ---------------------------------------

                                                                      Signature
                                                                      ---------------------------------------

                                                                      This Proxy is solicited on behalf of the
                                                                      Board of Directors. Please mark, sign,
                                                                      date and return this proxy card using
                                                                      the enclosed prepaid envelope. This
                                                                      Proxy must be returned for your shares
                                                                      to be voted at the meeting in accordance
                                                                      with your instruction if you do not
                                                                      plan to attend the meeting. Please
                                                                      indicate any change in address.